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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                           Date of Report: May 9, 2000

                  Date of earliest event reported: May 8, 2000

                              UNITED MEDICORP, INC.
             (Exact Name of Registrant as Specified in its Charter)

                         Commission File Number 1-10418

                 DELAWARE                                  75-2217002
      (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                   Identification No.)

      10210 NORTH CENTRAL EXPRESSWAY
                 SUITE 400
               DALLAS, TEXAS                                  75231
 (Address of principal executive offices)                   (Zip Code)

       Registrant's Telephone Number, Including Area Code: (214) 691-2140

                                      N.A.
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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                     UNITED MEDICORP, INC. AND SUBSIDIARIES


ITEM 5. OTHER EVENTS

     On May 8, 2000, the Registrant issued the following press release:

MAY 8, 2000

CONTACT: Pete Seaman              Ken Culver
         Chairman and CEO         Vice President and Chief Financial Officer
         (214) 691-2140           (214) 360-4469

                        UNITED MEDICORP ANNOUNCES LOSS OF
                       WASHINGTON HOSPITAL CENTER CONTRACT

DALLAS, TEXAS -- United Medicorp, Inc. (Dow Jones ticker symbol "UMCI") announced today that on May 8, 2000, it was notified by the Washington Hospital Center ("WHC") that claim transmissions from the Hospital Billing contract will terminate effective June 30, 2000. Management estimates that UMC will continue to generate revenue from this contract through July 31, 2000 consistent with revenues generated on a monthly basis through June 30, 2000, and thereafter, rapidly ramp down through the remainder of the year. The WHC Hospital Billing contract accounted for approximately 52%, 36% and 63% of total consolidated revenues during 1999, 1998, and 1997, respectively.

Based in Dallas, Texas, United Medicorp, Inc., provides medical insurance claims processing, accounts receivable management, and collection agency services to healthcare providers nationwide.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              UNITED MEDICORP, INC.
                                  (REGISTRANT)


By: /s/ R. Kenyon Culver                           Date: May 9, 2000
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    R. Kenyon Culver
    Vice President and Chief Financial Officer
    (Principal Accounting Officer)